UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
                   Pursuant to Section 13 OR 15(d)
               of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) September 10, 2008
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                             SJW Corp.
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(Exact name of registrant as specified in its charter)

    California                    1-8966          77-0066628
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(State or other jurisdiction   (Commission      (IRS Employer
     of incorporation)         File Number)  Identification No.)

    110 W. Taylor Street, San Jose, California     95110
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(Address of principal executive offices)             (Zip Code)

                             (408) 279-7800
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         Registrant's telephone number, including area code

                             Not Applicable
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  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2
(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On September 10, 2008, SJWTX, Inc., a subsidiary of SJW Corp., entered into (i) a Regional Water Supply and Service Area Transfer Agreement with the City of Bulverde, Texas (the "City"), and (ii) an Asset Purchase Agreement with the Guadalupe-Blanco River Authority, a conservation and reclamation district and political subdivision of the state of Texas("GBRA").

Pursuant to such agreements, (i) SJWTX, Inc. agreed to acquire from the City and GBRA the right and obligation to provide water service within the retail water service area of the City, and certain areas outside the City ("Bulverde Service Area"), and substantially all of the retail water service assets of GBRA associated with GBRA's existing facilities located within such service area, and (ii) GBRA and the City agreed to terminate three existing agreements by which GBRA had a long term right to construct and operate a retail water system within such service area (the "Transactions"). The purchase price for such assets is approximately $3,200,000 to GBRA and approximately $900,000 to the City, comprised of both cash and the payoff of certain existing liabilities of the City. The Transactions are subject to certain closing conditions, including the approval by the Texas Commission on Environmental Quality.

SJWTX, Inc. currently provides water service to an area of approximately 152 square miles, adjacent to the Bulverde Service Area. The addition of the Bulverde Service Area will increase the retail area served by SJWTX, Inc. to approximately 235 square miles, an increase of more than 54%. At closing, there will not be an appreciable increase in the number of new water service connections as part of the Transactions. Given the Bulverde area's planned development and proximity to San Antonio, expansion of SJWTX, Inc.'s retail business into this area should improve its annual growth in new customers.





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  SJW Corp.
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September 10, 2008                /s/ David A. Green
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                                  David A. Green,
                                  Chief Financial Officer and
                                  Treasurer